Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 25, 2013, included in United States Brent Oil Fund, LP Form 10-K, relating to the statements of financial condition of United States Brent Oil Fund, LP, as of December 31, 2012 and 2011 and to the reference to our Firm as “Experts” in the Prospectus.

/s/ Spicer Jeffries LLP
SPICER JEFFRIES LLP
Greenwood Village, Colorado
April 10, 2013